EXHIBIT 10.1
EXECUTION COPY
AMENDMENT TO CREDIT AGREEMENT
     THIS AMENDMENT TO CREDIT AGREEMENT, dated as of October 10, 2007 (this “Amendment”), is made by and between ADVANCED CIRCUITS, INC., a Colorado corporation (the “Borrower”), and COMPASS GROUP DIVERSIFIED HOLDINGS LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Lender”).
RECITALS
     A. Borrower and Lender are parties to that certain Credit Agreement, dated as of May 16, 2006 (the “Original Credit Agreement”).
     B. Borrower has informed Lender of its desire to increase the Term A Loans outstanding by $47,000,000 (the “Additional Term A Loan”) in order to fund a special distribution to the shareholders of Compass AC Holdings, Inc. (“Holdings”), and Lender is willing to so increase the Term A Loans outstanding subject to the terms and conditions provided herein.
     C. The Borrower and the Lender wish to amend the Original Credit Agreement to effect such amendments, modifications and changes as are hereinafter set forth, including those that are necessary to provide for the Additional Term A Loan, subject, however to all the terms and conditions contained herein (the Original Credit Agreement, as amended by this Amendment, being herein referred to as the “Credit Agreement”).
     D. Unless the context as used herein requires otherwise, capitalized terms used but not defined herein shall have the meanings given to them in the Original Credit Agreement.
AGREEMENTS
     In order to effect such amendments and in consideration of the premises, and subject to the terms and conditions, set forth herein, the Borrower and the Lender hereby agree as follows:
     1. Conditions Precedent to Closing. On or prior to the date hereof, each of the following conditions precedent shall have been satisfied and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns. Borrower agrees that the failure to satisfy any of the conditions set forth in this Amendment shall in no way affect or impair the obligations of Borrower or be construed as a waiver by the Lender of any of the Lender’s rights under the Credit Agreement.
     (a) The Lender shall have received each of the following:

     i. this Amendment, duly authorized and executed by the Borrower;
     ii. an Amended and Restated Promissory Note, dated the date hereof and otherwise in the form attached hereto as Exhibit A, duly executed by Borrower;
     iii. an Acknowledgement and Confirmation of Grantors, dated as of the date hereof and otherwise in the form attached hereto as Exhibit B, duly executed by Holdings and Borrower;
     iv. resolutions of the board of directors of Borrower approving and authorizing the execution, delivery and performance by Borrower of this Amendment and the other Loan Documents contemplated hereby and the borrowing of the Additional Term A Loan for the purposes specified herein, and signature and incumbency certificates of the officers of Borrower executing this Amendment and the other Loan Documents delivered in connection herewith, all certified by Borrower’s secretary or assistant secretary as being in full force and effect without modification;
     v. such other agreements, documents, instruments and certificates as the Lender may reasonably request; and
     vi. in connection with the advance of the Additional Term A Loan, cash in the amount of $705,000, being the additional commitment fee payable pursuant to Section 2.7.2 of the Credit Agreement.
     (b) Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Amendment.
     2. Amendments.
          (a) Section 1.1 of the Original Credit Agreement is hereby amended by adding the following defined terms:
               Amendment Date means October 10, 2007.
               Special Distributions means cash distributions on or after the Amendment Date from the Borrower to Holdings in the amount of $47,000,000 and from Holdings to or for the benefit of the shareholders of Holdings in the aggregate amount of $47,000,000.
          (b) Section 1.1 of the Original Credit Agreement is hereby amended by replacing the definitions of Guarantee and Collateral Agreement, Term A Loan Commitment, Term A Loan Maturity Date, Term A Loans, Term B Loan Commitment, Term B Loan Maturity Date and Termination Date in their entirety with the following defined terms:

     Guarantee and Collateral Agreement means the Guarantee and Collateral Agreement, dated as of the Closing Date, by each Loan Party in favor of Lender, as amended, restated or otherwise modified from time to time.
     Term A Loan Commitment means, as of the Closing Date, $23,000,000 and, on and after the Amendment Date, $54,562,500 plus such additional amounts, if any, that Lender may, in its sole discretion, from time to time advance as Term A Loans in connection with one or more Acquisitions; provided, however, that no such additional Term A Loan Commitment shall exceed that amount which would result in Borrower’s: (i) Senior Debt to EBITDA Ratio exceeding 3.0 to 1.0; or (ii) Total Debt to EBITDA Ratio exceeding 4.0 to 1.0, with both such ratios calculated as of the last day of the Fiscal Quarter immediately proceeding the Fiscal Quarter in which such additional amount is to be advanced and on a pro forma basis based on EBITDA for the Computation Period as if the applicable Acquisition had been consummated on the calculation date, with such adjustments thereto as may be determined necessary or appropriate by Lender.
     Term A Loan Maturity Date means October 10, 2013 or such earlier date on which the Commitments terminate pursuant to Section 8.
     Term A Loans means the principal amount outstanding from time to time of loans from Lender to Borrower pursuant to the Term A Loan Commitment.
     Term B Loan Commitment means $14,000,000 plus, after the Closing Date, such additional amounts, if any, that Lender may, in its sole discretion, from time to time advance as Term B Loans in connection with one or more Acquisitions; provided, however, that no such additional Term B Loan Commitment shall exceed that amount which would result in Borrower’s Total Debt to EBITDA Ratio exceeding 4.0 to 1.0, with such ratio to be calculated as of the last day of the Fiscal Quarter immediately proceeding the Fiscal Quarter in which such additional amount is to be advanced and on a pro forma basis based on EBITDA for the Computation Period as if the applicable Acquisition had been consummated on the calculation date, with such adjustments thereto as may be determined necessary or appropriate by Lender.
     Term B Loan Maturity Date means October 10, 2014 or such earlier date on which the Commitments terminate pursuant to Section 8.
     Termination Date means October 10, 2013 or such earlier date on which the Revolving Loan Commitment terminates pursuant to Section 2.9 or Section 8.
          (c) Section 2.1.2 of the Original Credit Agreement is hereby amended and restated so as to read in its entirety as follows:

               2.1.2 Term Loan Commitments.
          Lender agrees to make (a) a Term A Loan to Borrower on the Closing Date in an amount equal to $23,000,000 and, on the Amendment Date, in an amount equal to $47,000,000, and (b) a Term B Loan to Borrower on the Closing Date in an amount equal to $14,000,000. Except as expressly provided in this Section 2.1.2, the Lender shall have no obligation to make Term Loans after the Closing Date. Term Loans which are repaid or prepaid by Borrower, in whole or in part, may not be re-borrowed.
          (d) Section 2.10.2 of the Original Credit Agreement is hereby amended and restated so as to read in its entirety as follows:
               2.10.2 Term A Loans.
          The Term A Loans shall be subject to annual amortization in the principal amount of $2,728,125, with each such annualized amount being due and payable in equal quarterly installments of $682,031.25 on the last day of each Fiscal Quarter, commencing December 31, 2007 and continuing to the Term Loan A Maturity Date, on which date the then outstanding Term A Loans shall be paid in full.
          (e) The first sentence of Section 7.4 of the Original Credit Agreement is hereby amended and restated so as to read in its entirety as follows:
               7.4 Restricted Payments.
          Not, and not permit any other Loan Party to, (a) make any dividend or other distribution to any of its equity holders other than, on or after the Amendment Date, the Special Distributions, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) except for Permitted Management Fees and Permitted Transaction Services Fees, pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Non-Senior Debt or (e) set aside funds for any of the foregoing.
          (f) Section 7.7 of the Original Credit Agreement is hereby amended and restated so as to read in its entirety as follows:
               7.7 Use of Proceeds.
          Use the proceeds of the Loans solely to prepay or repay the Debt to be Repaid, for working capital, for Capital Expenditures, to fund the Special Distributions and for other general business purposes of Borrower and the Subsidiaries; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

          (g) Section 7.14.2 of the Original Credit Agreement is hereby amended and restated so as to read in its entirety as follows:
               7.14.2 Senior Debt to EBITDA Ratio.
          Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed 3.0:1.0; provided, however, that the applicable maximum for the Computation Periods ending December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008 shall be 3.5:1:0 rather than 3.0:1.0.
          (h) ANNEX I of the Original Credit Agreement is hereby amended and restated so as to read in its entirety as follows:
ANNEX I
Commitments and Pro Rata Shares

	Revolving
	Commitment	Pro Rata	Term A Loan	Pro Rata	Term B Loan	Pro Rata
Lender	Amount	Share	Amounts	Share	Amounts	Share
Compass Group Diversified Holdings LLC	$14,000,000	100%	$54,562,500	100%	$14,000,000	100%
TOTALS	$14,000,000	100%	$54,562,500	100%	$14,000,000	100%

     3. Representations and Warranties. Borrower hereby represents and warrants to the Lender that:
          (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary company action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official;
          (b) this Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditor’s rights generally and (ii) general equitable principles (regardless of whether enforcement is sought in equity or at law); and
          (c) as of the date hereof, and after giving effect to this Amendment, all of the covenants, representations and warranties of Borrower set forth in the Credit Agreement are true and correct in all material respects, and no Event of Default under or within the meaning of the Credit Agreement has occurred and is continuing.
     4. Costs and Expenses. Borrower agrees to pay all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and costs) incurred by the Lender in connection with the preparation, execution and enforcement of this Amendment.

     5. Governing Law. Each of the undersigned agrees that this Amendment and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of New York, without reference to the conflict of laws principles of such state.
     6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     8. Entire Agreement, Modification, Benefit. The Credit Agreement shall constitute the entire agreement of the Lender and the Borrower and no provision thereof (including of this Amendment) may be modified, deleted or amended in any manner except by agreement in writing executed by each of Lender and Borrower. Except to the extent modified by this Amendment, all of the covenants, representations, warranties, conditions, agreements and other terms contained in the Original Credit Agreement and the other Loan Documents shall be and remain in full force and effect and the same are hereby ratified and confirmed as of the date hereof. All such terms of the Original Credit Agreement, as amended by this Amendment, are and shall remain binding upon, inure to the benefit of and be enforceable by the Lender and the Borrower and their respective successors and assigns. In the event of any inconsistency or conflict between this Amendment and the Original Credit Agreement, the covenants, representations, warranties, conditions, agreements and other terms of this Amendment shall govern and control.
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     The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

ADVANCED CIRCUITS, INC., as Borrower

By:	/s/ John Yacoub

Name:	John Yacoub

Title:	President

COMPASS GROUP DIVERSIFIED HOLDINGS LLC, as Lender

By:	/s/ James J. Bottiglieri

Name:	James J. Bottiglieri

Title:	Chief Financial Officer

Exhibit A
Form of
Amended and Restated Promissory Note

$82,562,500	October 10, 2007
Westport, Connecticut
     The undersigned (“Borrower”), for value received, promises to pay to the order of Compass Group Diversified Holdings LLC (“Lender”) at its principal office of 61 Wilton Road, Westport, Connecticut 06880, the aggregate unpaid amount of all Loans made to Borrower by Lender pursuant to the Credit Agreement referred to below, such principal amount to be payable on the dates set forth in the Credit Agreement.
     Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.
     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Credit Agreement, dated as of May 16, 2006 and amended as of the date hereof (as amended and as may be further amended or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), between Borrower and Compass Group Diversified Holdings LLC, as lender, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.
     This Note evidences, in part, indebtedness of the undersigned previously evidenced by (i) that certain Promissory Note dated May 16, 2006 in the original principal amount of $51,000,000 (the “Prior Note”), which Prior Note is replaced by this Note; provided, however, that this Note shall not be construed as evidence of repayment or readvance of the indebtedness evidenced by the Prior Note, it being the intention of the undersigned, and, by its acceptance, Lender, that the indebtedness evidenced by this Note includes the indebtedness evidenced by the Prior Note. This Note shall not be construed as a novation or be construed in any manner as an extinguishment of the obligations arising under the Prior Note or to affect the priority of the security interests, liens or mortgages granted in connection with the Prior Note.
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Exhibit A-1

     This Note is made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

ADVANCED CIRCUITS, INC.

By:	/s/ John Yacoub

Title:	President

Exhibit A-2

Exhibit B
Form of
Acknowledgment and Confirmation of Grantors
     Each of the undersigned hereby acknowledges and confirms the terms of that certain Amendment to Credit Agreement, dated as of the date hereof (the “Amendment”), between Advanced Circuits, Inc. (“Borrower”) and Compass Group Diversified Holdings LLC (“Lender”). Each of the undersigned further acknowledges and agrees that (i) the execution of the Amendment by Borrower, the advance of additional Term A Loans pursuant thereto, and delivery of the Amendment to the Lender will not adversely affect or impair any of its obligations to the Lender under that certain Guarantee and Collateral Agreement dated as of May 16, 2006 among the Grantors party thereto and Lender (the “Guaranty”), and (ii) the Guaranty is in full force and effect as of the date hereof and the same is hereby ratified and confirmed.
Dated: October 10, 2007

COMPASS AC HOLDINGS, INC., as a Grantor

By:	/s/ James J. Bottiglieri

Title:	Chief Financial Officer

ADVANCED CIRCUITS, INC., as a Grantor

By:	/s/ John Yacoub

Title:	President

Exhibit B-1